SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 31, 1999



                               Prime Retail, Inc.
             (Exact name of registrant as specified in its charter)



             Maryland                    0-23616                  38-2559212
 ---------------------------            ----------           -------------------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                  File Number)        Identification No.)



        100 East Pratt Street
  Nineteenth Floor, Baltimore, Maryland                 21202
  -------------------------------------                 ------
(Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code   (410) 234-0782
                                                     --------------

                                    No Change
    ----------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

     On March 31, 1999, Prime Retail, Inc., a Maryland corporation ("Prime") and Prime Retail, L.P., a Delaware limited partnership ("Prime Partnership"), entered into an agreement (the "Repurchase Agreement") pursuant to which Prime will repurchase all of its outstanding shares of Series C Cumulative Convertible Redeemable Preferred Stock ("Series C Preferred Stock") for approximately $43.6 million or $10.00 per share. The Repurchase Agreement provides for the repurchase to occur in two stages. In the first stage, completed on March 31, 1999, Prime repurchased 3,300,000 shares of the Series C Preferred Stock in exchange for the issuance of a $33.0 million unsecured promissory note. The unsecured promissory note bears interest at a rate of 12.0% per annum, matures on September 30, 1999, requires monthly interest-only payments and may be prepaid by Prime at any time without penalty. Second, Prime will repurchase the remaining 1,063,636 shares of its Series C Preferred Stock for an aggregate purchase price of approximately $10.6 million on or before September 30, 1999.

     In connection with the Repurchase Agreement, the sole holder of the Series C Preferred Stock irrevocably waived Prime's obligation to comply with the financial covenants contained in its charter relating to the Series C Preferred Stock, as well as the rights of such holder to require Prime to repurchase the Series C Preferred Stock in certain circumstances at its original issue price of $13.75 per share.

     Copies of the Repurchase Agreement and the press release announcing the signing of the Repurchase Agreement are attached hereto as Exhibit 10.1 and
Exhibit 99.1, respectively, and are incorporated herein by reference.


Item 7.                    Financial Statements and Exhibits.

         (c)      Exhibits.

Number            Description

10.1 Series C Preferred Share Repurchase Agreement dated as of March 31, 1999 among Prime, Prime Partnership and Security Capital Preferred Growth Incorporated

99.1              Press Release dated March 31, 1999

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   PRIME RETAIL, INC.
                                                   (Registrant)

Date:    April 6, 1999
                                             By:      /s/ Robert P. Mulreaney
                                                      -----------------------
                                             Name:    Robert P. Mulreaney
                                             Title:   Executive Vice President,
                                                      Chief Financial Officer
                                                      and Treasurer

                                  EXHIBIT INDEX




Number            Description
10.1              Series C  Preferred  Share  Repurchase  Agreement  dated as of
                  March 31,  1999  among Prime, Prime Partnership and Security
                  Capital Preferred Growth Incorporated

99.1             Press Release dated March 31, 1999